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                                                                    EXHIBIT 23.4

                          CONSENT OF ERNST & YOUNG LLP
RELATING TO THE CONSOLIDATED FINANCIAL STATEMENTS OF PROVIDENT FINANCIAL GROUP,
                                      INC.

     We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-4 filed on or about March 24, 2004) and the related proxy statement/prospectus of National City Corporation and to the incorporation by reference therein of our report dated January 17, 2004, except for Note 24, as to which the date is February 17, 2004, with respect to the consolidated financial statements of Provident Financial Group, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2003, filed with the Securities and Exchange Commission.

                                          /s/ Ernst & Young LLP

Cincinnati, Ohio
March 22, 2004